[LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]

                                          April 30, 1998




Fundamental Fixed Income Fund
90 Washington Street
New York, New York   10006

        Re:      Registration No. 33-12738
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Gentlemen:

         We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 19 to Registration Statement No. 33-12738.

                                           Very truly yours,


                                          /s/ Kramer, Levin, Naftalis & Frankel
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                                          Kramer, Levin, Naftalis & Frankel